UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Water Street SE Washington, DC	20003
(Address of principal executive offices)	(Zip Code)

(202) 869-9150

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange
2.250% Senior Notes due 2023	XYL23	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2022, the Board of Directors (“Board”) of Xylem Inc. (the “Company”) appointed Matthew F. Pine as the Company’s Chief Operating Officer, effective January 1, 2023. In this role, Mr. Pine will have oversight of each of the Company’s three business segments and regions, as well as functional areas, including continuous improvement, digital, engineering, information technology, innovation, product management and supply chain. Mr. Pine will continue to be an executive officer of the Company and report to the Company’s President and Chief Executive Officer, Patrick K. Decker.

Mr. Pine, age 51, joined the Company in March 2020 as Senior Vice President and President, Applied Water Systems and Americas Commercial Team. In May 2022, he was appointed to the role of Senior Vice President and President, Americas, Applied Water Systems and Measurement and Control Solutions. Prior to joining the Company, Mr. Pine served as Vice President and General Manager of Carrier Residential, a United Technologies Corporation business, from 2017 to 2018, and then as President of Carrier Residential from 2018 until 2020.

In connection with his appointment, Mr. Pine will receive an annual base salary of $650,000, subject to annual adjustment. In addition, Mr. Pine will be eligible for (1) an annual cash incentive under the Company’s Annual Incentive Plan for the Senior Leadership Team (“AIP”), an exhibit to the Company’s Form 10-Q Quarterly Report filed on October 29, 2020, with a target of 80% of his base salary for 2023 and a maximum possible payout of 200% of target, based on actual 2023 performance results, subject to the Board’s Leadership Development and Compensation Committee’s (“LDCC”) approval of the Company’s 2023 AIP program and performance criteria; and (2) an annual target equity grant under the Company’s Long-Term Incentive Plan (“LTIP”) of $2,000,000 for 2023, subject to the LDCC’s approval of the Company’s 2023 LTIP program and performance criteria. The LTIP award, if approved, will be provided as performance share units (50%), restricted stock units (25%) and stock options (25%) on terms consistent with the 2023 annual equity awards to be provided to other senior executives of the Company under the grant agreements included as exhibits to the Company’s Form 10-Q Quarterly Report filed on May 4, 2021, or as may be subsequently updated, as appropriate, and filed in connection with 2023 grants.

Mr. Pine will continue to participate in the Company’s severance plans as follows: (1) the Senior Executive Severance Pay Plan, an exhibit to the Company’s Form 10-Q Quarterly Report filed on August 1, 2017; and (2) the Special Senior Executive Severance Pay Plan, an exhibit to the Company’s 2016 Annual Report. Each plan provides for the payment of severance benefits to certain senior executives upon involuntary termination in specified circumstances. Mr. Pine will also continue to receive other benefits generally available to the Company’s US-based salaried employees.

A copy of the press release announcing Mr. Pine’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release by Xylem Inc. dated December 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: December 20, 2022	By:	/s/ Kelly C. O’Shea
Kelly C. O’Shea
VP, Chief Corporate Counsel & Corporate Secretary